SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) October 23, 1996


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated October 23, 1996
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




October 23, 1996









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                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               October 23, 1996.














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


                                                      EXHIBIT 99




                                        Contact:  Susan Gaffney
                                                  (302) 774-2698




          Wilmington, Del., Oct. 23 -- DuPont reported record third quarter earnings of $1.60 per share, citing strong upstream petroleum earnings and 6 percent volume growth in its chemicals and specialties businesses.
          Excluding a previously announced nonrecurring charge of $.08 per share, earnings for the quarter were $1.68, 22 percent higher than the $1.38 per share earned in the third quarter of 1995. Net income totaled $898 million compared to $769 million in 1995.
          "This is the tenth consecutive quarter where earnings per share were at record levels versus comparable quarters," said President and Chief Executive Officer, John A. Krol. "This consistent level of performance reflects our employees' dedica-tion and clear focus on profitable growth worldwide."
          Petroleum segment earnings in the current quarter were up 47 percent from last year and were the highest since the first quarter 1991. Upstream was particularly strong, with earnings increasing 96 percent compared to last year on higher prices and solid production gains. Earnings for Chemicals and Specialties businesses were mixed, with strong performances from agricultural products, automotive products, nylon, engineering polymers, and "Lycra" brand spandex.


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          Sales for the third quarter were $10.5 billion versus
$10.2 billion last year, up 3 percent. Chemicals and Special-ties segments sales were $5.6 billion, up 3 percent after adjusting for changes in business composition resulting from divestitures and formation of the DuPont Dow Elastomers joint venture. Worldwide Chemicals and Specialties sales volume increased 6 percent -- 4 percent in the United States and 7 percent outside the United States. Worldwide Chemicals and Specialties average selling prices were down 3 percent from last year, about half due to the adverse effect of the stronger dollar and the remainder primarily from lower prices for white pigments and "Dacron" polyester fiber. Petroleum segment sales were $4.9 billion, up 12 percent over last year. Crude oil prices averaged $19.85 per barrel for the period, 25 percent higher than last year. U.S. natural gas prices were 45 percent higher averaging $1.98 per thousand cubic feet, while worldwide gas prices increased 32 percent to $2.28 per thousand cubic feet. Crude oil production and natural gas deliveries increased 5 percent and 12 percent, respectively.
          As previously announced, the current quarter includes an after-tax nonrecurring charge of $47 million, or $.08 per share, for crop damage claims and legal expenses related to the recall of "Benlate" 50 DF fungicide. The third quarter of 1995 had no earnings per share effect from nonrecurring items, but did include $.12 per share income from insurance recoveries related to environmental remediation.

          The following commentary compares third quarter 1996 results with third quarter 1995 for each industry segment, after adjusting sales for changes in business composition and exclud-ing the earnings impact of nonrecurring items.
          Chemicals segment earnings were $138 million, down
$19 million, or 12 percent, reflecting lower earnings for white pigments, partly offset by improved results for specialty chemicals. Segment sales were 3 percent lower, reflecting
10 percent lower selling prices, partly offset by 7 percent higher sales volume.
          Fibers segment earnings of $206 million were up
$17 million, or 9 percent, principally due to better earnings from nylon, "Lycra" and nonwovens. "Dacron" polyester was adversely affected by weather-related plant outages and lower polyester staple prices. Segment sales were up less than 1 percent, as 2 percent higher volume was offset by lower selling prices.
          Polymers segment earnings were $213 million, up
$18 million, or 9 percent, reflecting improved results in automotive products and engineering polymers. Segment sales grew 4 percent, reflecting 6 percent higher volume, partly offset by 2 percent lower selling prices.
          Petroleum segment earnings were $256 million, up
$82 million from last year. Upstream earned $163 million, almost double last year's $83 million, due to higher prices and production, while keeping nonproduction-related costs under


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control.  In particular, earnings from Upstream operations
outside the United States improved dramatically to $102 million, compared to $41 million last year, on strong North Sea per-formance. Downstream earned $93 million, up slightly from last year, despite continuing weak margins aggravated by higher crude costs.
          Diversified Businesses segment earnings totaled
$218 million, up $28 million or 15 percent, principally due to higher earnings from agricultural products. Agricultural products sales were unusually strong in the third quarter, reflecting later-than-normal crop plantings in North America. Segment sales were up 11 percent due to 11 percent higher sales volume. Selling prices were down less than 1 percent.
          For the first nine months of 1996, earnings per share totaled $4.95 and exceeded by 11 percent the previous record for nine months earnings of $4.47 per share set in 1995. Net income for the first nine months of 1996 was $2.8 billion, up 4 percent compared to $2.7 billion in the same period last year. Year-to-date sales totaled $32.4 billion versus $31.8 billion last year, up 2 percent.
          "Total return to DuPont shareholders has been about
40 percent so far this year, well above industry averages," said Krol. "We are pleased with our improved performance, and will continue to focus on generating shareholder value through profitable growth by leveraging technologies and expanding global leadership positions in our businesses."

10/23/96




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                               Three Months Ended        Nine Months Ended
CONSOLIDATED INCOME STATEMENT                                     September 30             September 30
------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                         1996       1995           1996       1995
------------------------------------------------------------------------------------------------------------
SALES ...................................................      $10,486    $10,200        $32,403    $31,778
Other Income ............................................          328        220          1,103        805
                                                               -------    -------        -------    -------
    Total ...............................................       10,814     10,420         33,506     32,583
                                                               -------    -------        -------    -------
Cost of Goods Sold and Other Expenses ...................        7,776      7,502         24,065     23,136
Selling, General and Administrative Expenses ............          648        723          2,106      2,245
Depreciation, Depletion and Amortization ................          628        647          1,886      1,937
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties .................           88         79            235        221
Interest and Debt Expense ...............................          171        205            547        561
                                                               -------    -------        -------    -------
    Total ...............................................        9,311      9,156         28,839     28,100
                                                               -------    -------        -------    -------
EARNINGS BEFORE INCOME TAXES ............................        1,503      1,264          4,667      4,483
Provision for Income Taxes ..............................          605        495          1,889      1,817
                                                               -------    -------        -------    -------
NET INCOME ..............................................      $   898    $   769        $ 2,778    $ 2,666
                                                               =======    =======        =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fa> ..................      $  1.60    $  1.38        $  4.95    $  4.47
                                                               =======    =======        =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK .....................      $   .57    $   .52        $  1.66    $  1.51
                                                               =======    =======        =======    =======

<Fa>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                         Three Months Ended      Nine Months Ended
                            September 30            September 30
                         ------------------      -----------------
               1996         561,367,436             559,880,456
               1995         554,978,850             595,129,571











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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                              Three Months Ended          Nine Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                        September 30               September 30
---------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                          1996       1995          1996           1995
---------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ...............................................    $ 1,025    $ 1,052       $ 3,100        $ 3,175
Fibers ..................................................      1,735      1,728         5,301          5,414
Polymers ................................................      1,573      1,700         5,071          5,321
Petroleum ...............................................      4,929      4,383        14,549         13,192
Diversified Businesses ..................................      1,224      1,337         4,382          4,676
                                                             -------    -------       -------        -------
    Total ...............................................    $10,486    $10,200       $32,403        $31,778
                                                             =======    =======       =======        =======
AFTER-TAX OPERATING INCOME<Fa><Fb>
--------------------------
Chemicals ...............................................    $   138    $   160       $   425<Fc>    $   502<Fd>
Fibers ..................................................        206        193           561<Fc>        623<Fd>
Polymers ................................................        213        198           710<Fe>        657
Petroleum ...............................................        256        174           647<Ff>        540
Diversified Businesses ..................................        171<Fh>    178           739<Fg><Fh>    667<Fh>
                                                             -------    -------       -------        -------
    Total ...............................................        984        903         3,082          2,989

Interest and Other Corporate
  Expenses Net of Tax ...................................        (86)      (134)         (304)          (323)
                                                             -------    -------       -------        -------
NET INCOME ..............................................    $   898    $   769       $ 2,778        $ 2,666
----------                                                   =======    =======       =======        =======

<Fa>Effective in the first quarter of 1996, the amortization of capitalized interest associated with property, plant and equipment is included in After-Tax Operating Income versus the previous practice of including such amortization in Interest and Other Corporate Expenses Net of Tax. Prior period data have been reclassified for comparative purposes. This change has no effect on Net Income.
<Fb>Third quarter 1995 includes a charge of $24 for printing and publishing operations, principally for employee separation costs in Europe, a litigation provision of $13 related to a previously sold business, and adjustments in estimates associated with the third quarter 1993 restructuring charge, which result in the following net (charges)/ benefits:
         Chemicals                 $ 3
         Fibers                      4
         Polymers                    3
         Diversified Businesses    (12)
                                  ----
                                  $ (2)
                                  ----



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[FN]
<Fc>The Chemicals and Fibers segments include a charge of $21 and $32, respectively, principally for employee separation costs in the United
    States.
<Fd>The Chemicals and Fibers segments also include a benefit of $7 and $27, respectively, principally an adjustment of estimates associated with the third quarter 1993 restructuring charge.
<Fe>Includes a gain of $55 associated with the formation of the DuPont-Dow
    Elastomers joint venture.
<Ff>Includes charges of $63 for writedown of investment in a European natural gas marketing joint venture, and $22, principally, for employee separation costs in the United States, partly offset by a net benefit of $44 related to environmental insurance recoveries.
<Fg>Includes gains of $41 from the sale of certain medical products businesses and $33 related to sale of stock received in connection with the previously sold connector systems business, and a charge of $26, principally employee separation costs outside the United States, associated with the printing and publishing business.
<Fh>Includes a charge of $47 in third quarter 1996, and $110 and $63, respectively, for the nine months ended September 30, 1996 and 1995, associated with "Benlate" 50 DF fungicide recall.













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







E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                          After-Tax Operating Income
                                                               ------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                        Three Months Ended       Nine Months Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                              September 30            September 30
---------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                            1996       1995           1996       1995
---------------------------------------------------------------------------------------------------------------
Chemicals ...............................................      $  138     $  157         $  446     $  492
Fibers ..................................................         206        189            593        592
Polymers ................................................         213        195            655        654
Petroleum ...............................................         256        174            688        540
Diversified Businesses ..................................         218        190            801        742
                                                               ------     ------         ------     ------
    Total ...............................................      $1,031     $  905         $3,183     $3,020

Less:  Interest and Other Corporate Expenses
  Net of Tax ............................................         (86)      (134)          (304)      (323)
                                                               ------     ------         ------     ------
    Total ...............................................      $  945     $  771         $2,879     $2,697
                                                               ======     ======         ======     ======










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